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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS


   We consent to the incorporation by reference in the Philip Morris Companies Inc. registration statement on Form S-8 (File Nos. 33-1480, 33-17870, 33-37115, 33-38781 and 33-39162) of the Kraft Foods Thrift Plan of our report dated April 14, 1995, on our audits of the financial statements of the Kraft Foods Thrift Plan as of December 31, 1994 and 1993 and for the years ended December 31, 1994, 1993 and 1992, and the financial statement schedule as of December 31, 1994, which report is included in this annual report on Form 11-K.



                                           COOPERS & LYBRAND L.L.P.



Chicago, Illinois
April 26, 1995